www.aviatnetworks.com

Aviat Networks Announces Fiscal 2024 Second Quarter and Six Month Financial Results, Increases Full Year Guidance

Total Revenue of $95.0 million; Up 4.8% Year-Over-Year
Gross Margin of 38.8%; Up 330 basis points Year-Over-Year
Operating Income of $5.0 million; Non-GAAP Operating Income of $12.6 million
Adjusted EBITDA of $13.7 million; Up 6.5% Year-Over-Year

AUSTIN, Texas, February 6, 2024 -- Aviat Networks, Inc. (“Aviat Networks,” “Aviat,” or the “Company”), (Nasdaq: AVNW), the leading expert in wireless transport solutions, today reported financial results for its fiscal 2024 second quarter ended December 29, 2023.

Second Quarter Highlights
•Continued year-over-year growth in quarterly revenues and gross margins
•Achieved 14th consecutive quarter of growth in both revenue and Adjusted EBITDA on a trailing twelve-month basis
•Closed acquisition of NEC Corporation’s wireless transport business and progressed integration
•Delivered record first half revenue in the Aviat Store
•Shipped first 11 GHz Ultra-High Power radio to capture upgrade opportunity driven by 6 GHz interference risk

Second Quarter Financial Highlights

•Total Revenues: $95.0 million, up 4.8% from the same quarter last year
•GAAP Results: Gross Margin 38.8%; Operating Expenses $31.8 million; Operating Income $5.0 million; Net Income $2.9 million; Net Income per diluted share (“Net Income per share”) $0.24
•Non-GAAP Results: Adjusted EBITDA $13.7 million; Gross Margin 38.8%; Operating Expenses $24.3 million; Operating Income $12.6 million; Net Income $11.9 million; Net Income per share $0.97
•Cash and cash equivalents: $45.9 million; Debt net of Cash: $3.6 million

"This quarter was significant for Aviat Networks in many ways. We executed on revenue and gross margin growth and reached a record adjusted EBITDA margin. Aviat also closed its transformational acquisition of the NEC Wireless business, which we now refer to as ‘Pasolink’” said Pete Smith, President and Chief Executive Officer of Aviat Networks.
Mr. Smith continued, “Integration of Pasolink is ahead of our plan. We have introduced the Aviat Operating Model to the business to improve the customer experience and achieve a stronger and more profitable business for Aviat. We look forward to proving the value of the Aviat Operating Model in the Pasolink business in the quarters ahead.”
Fiscal 2024 Second Quarter and Six Months Ended December 29, 2023
Revenues
The Company reported total revenues of $95.0 million for its fiscal 2024 second quarter, compared to $90.7 million in the fiscal 2023 second quarter, an increase of $4.4 million or 4.8%. North America revenue of $51.3 million decreased by $(0.7) million or (1.4)%, compared to $52.0 million in the prior year due to timing of public safety projects. International revenue of $43.7 million increased by $5.1 million or 13.1%, compared to $38.6 million in the prior year. Growth in Latin America and Asia Pacific more than offset the large initial Bharti Airtel shipment in the prior year quarter and currency headwinds for local service revenue in Africa.
For the six months ended December 29, 2023, revenue increased by 6.2% to $182.6 million, compared to $171.9 million in the same period of fiscal 2023. North America revenue of $106.8 million increased by $5.9 million or 5.9%, compared to $100.9 million in the same period of fiscal 2023. International revenue of $75.8 million increased by $4.7 million or 6.7% as compared to $71.0 million in the same period of fiscal 2023.
Gross Margins
In the fiscal 2024 second quarter, the Company reported GAAP gross margin of 38.8% and non-GAAP gross margin of 38.8%. This compares to GAAP gross margin of 35.5% and non-GAAP gross margin of 35.7% in the fiscal 2023 second quarter, an increase of 330 and 310 basis points, respectively. The improvement was driven by higher software sales and favorable project mix.
For the six months ended December 29, 2023, the Company reported GAAP gross margin of 37.6% and non-GAAP gross margin of 37.8%. This compares to GAAP gross margin of 35.9% and non-GAAP gross margin of 36.1% in the same period of fiscal 2023, an increase of 170 basis points for both GAAP and non-GAAP gross margin.
Operating Expenses
The Company reported GAAP total operating expenses of $31.8 million for the fiscal 2024 second quarter, compared to $23.5 million in the fiscal 2023 second quarter, an increase of $8.3 million or 35.2%. Non-GAAP total operating expenses, excluding the impact of restructuring charges, share-based compensation, and merger and acquisition expenses for the fiscal 2024 second quarter were $24.3 million, compared to $21.0 million in the prior year, an increase of $3.3 million or 15.6%.
For the six months ended December 29, 2023, the Company reported total operating expenses of $58.1 million, compared to $49.1 million in the same period of fiscal 2023, an increase of $9.1 million or 18.5%. Non-GAAP total operating expenses, excluding the impact of restructuring charges, share-based compensation, and merger and acquisition expenses for the six months ended December 29, 2023 were $45.6 million, as compared to $41.4 million in the same period of fiscal 2023, an increase of $4.2 million or 10.1%.
Operating Income
The Company reported GAAP operating income of $5.0 million for the fiscal 2024 second quarter, compared to $8.7 million in the fiscal 2023 second quarter, a decrease of $(3.7) million or (42.5)%. Operating income decreased primarily due to merger and acquisition related expenses. On a non-GAAP basis, the Company reported operating income of $12.6 million for the fiscal 2024 second quarter, compared to $11.4 million in the prior year, an increase of $1.2 million or 10.9%.
For the six months ended December 29, 2023, the Company reported GAAP operating income of $10.5 million, as compared to $12.6 million in the same period of fiscal 2023, a decrease of $(2.1) million or (16.3)%. Operating income decreased primarily due to merger and acquisition related expenses. On a non-GAAP basis, the Company reported operating income of $23.3 million, compared to $20.6 million in the same period of fiscal 2023, an increase of $2.8 million or 13.4%.
Income Taxes
The Company reported GAAP income tax expense of $2.3 million in the fiscal 2024 second quarter, compared to $3.1 million in the fiscal 2023 second quarter, a decrease of $(0.7) million or (24.1)%.
For the six months ended December 29, 2023, the Company reported GAAP income tax expense of $3.0 million compared to $7.0 million in the same period of fiscal 2023, a decrease of $(4.0) million or (57.1)%. The decrease was driven by non-recurrence of a $2.6 million deferred tax liability in the prior year related to legal entity restructuring.
Net Income / Net Income Per Share
The Company reported GAAP net income of $2.9 million in the fiscal 2024 second quarter or GAAP net income per share of $0.24. This compared to GAAP net income of $6.0 million or GAAP net income per share of $0.51 in the fiscal 2023 second quarter. On a non-GAAP basis, the Company reported net income of $11.9 million or non-GAAP net income per share of $0.97, compared to non-GAAP net income of $11.1 million or $0.94 per share in the prior year.
The Company reported GAAP net income of $6.9 million for the six months ended December 29, 2023, or GAAP net income per fully diluted share of $0.57. This compared to GAAP net income of $3.3 million or $0.28 per share in the comparable fiscal 2023 period.
On a non-GAAP basis, the Company reported net income of $22.3 million or net income per share of $1.84 for the six months ended December 29, 2023, as compared to non-GAAP net income of $19.9 million or $1.69 per share in the comparable fiscal 2023 period.
Adjusted EBITDA
Adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) for the fiscal 2024 second quarter was $13.7 million, compared to $12.9 million in the fiscal 2023 second quarter, an increase of $0.8 million or 6.5%.
For the six months ended December 29, 2023, the Company reported Adjusted EBITDA of $25.8 million, as compared to $23.6 million in the comparable fiscal 2023 period, an increase of $2.2 million, or 9.5%.
Balance Sheet Highlights
The Company reported $45.9 million in cash as of December 29, 2023, compared to $22.2 million as of June 30, 2023. Total debt increased to $49.7 million as of December 29, 2023, compared to no debt as of September 29, 2023. The debt was incurred to fund the acquisition of the NEC Wireless business during the quarter. Significant additions to the balance sheet as of the acquisition date in the fiscal 2024 second quarter were as follows:
•$51.9 million of Accounts Receivable;
•$35.6 million of Inventories; and
•$18.5 million of Accounts Payable and other liabilities.

Fiscal 2024 Full Year Outlook
The Company is raising its fiscal 2024 full year guidance as follows:
•Full year Revenue between $425 and $432 million
•Full year Adjusted EBITDA between $51.0 and $56.0 million1

Conference Call Details
Aviat Networks will host a conference call at 5:00 p.m. Eastern Time (ET) today, February 6, 2024, to discuss its financial and operational results for the fiscal 2024 second quarter ended December 29, 2023. Participating on the call will be Peter Smith, President and Chief Executive Officer; David Gray, Sr. Vice President and Chief Financial Officer; and Andrew Fredrickson, Director of Corporate Development and Investor Relations. Following management's remarks, there will be a question and answer period.

Interested parties may access the conference call live via the webcast through Aviat Network's Investor Relations website at investors.aviatnetworks.com/events-and-presentations/events, or may participate via telephone by registering using this online form. Once registered, telephone participants will receive the dial-in number along with a unique PIN number that must be used to access the call. A replay of the conference call webcast will be available after the call on the Company's investor relations website.

About Aviat Networks
Aviat Networks, Inc. is the leading expert in wireless transport and access solutions and works to provide dependable products, services and support to its customers. With more than one million systems sold into 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat with their critical applications. Coupled with a long history of microwave innovations, Aviat provides a comprehensive suite of localized professional and support services enabling customers to drastically simplify both their networks and their lives. For more than 70 years, the experts at Aviat have delivered high performance products, simplified operations, and the best overall customer experience. Aviat is headquartered in Austin, Texas. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.

Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including Aviat’s beliefs and expectations regarding the transaction with NEC, outlook, business conditions, new product solutions, customer positioning, future orders, bookings, new contracts, cost structure, profitability in fiscal 2024, process improvements, plans and objectives of management, realignment plans and review of strategic alternatives and expectations regarding future revenue, Adjusted EBITDA, operating income of earnings or loss per share. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat and trends in revenue, and other statements identified by the use of forward-looking terminology, including “anticipate,” “believe,” “plan,” “estimate,” “expect,” “goal,” “will,” “see,” “continue,” “delivering,” “view,” and “intend,” or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following: disruption the NEC transaction may cause to customers, vendors, business partners and our ongoing business; our ability to integrate the operations of the acquired NEC Corporation businesses with our existing operations and fully realize the expected synergies of the NEC Transaction on the expected timeline; the impact of COVID-19; disruptions relating to the ongoing conflict between Russia and Ukraine and the conflict in Israel and surrounding areas; continued price and margin erosion in the microwave transmission industry; the impact of the volume, timing, and customer, product, and geographic mix of our product orders; our ability to meet financial covenant requirements; the timing of our receipt of payment; our ability to meet product development dates or anticipated cost reductions of products; our suppliers' inability to perform and deliver on time, component shortages, or other supply chain constraints; the effects of inflation; customer acceptance of new products; the ability of our subcontractors to timely perform; weakness in the global economy affecting customer spending; retention of our key personnel; our ability to manage and maintain key customer relationship; uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation; our failure to protect our intellectual property rights or defend against intellectual property infringement claims; the results of our restructuring efforts; the effects of currency and interest rate risks; the effects of current and future government regulations; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States and other countries where we conduct business; the conduct of unethical business practices in developing countries; the impact of political turmoil in countries where we have significant business; our ability to realize the anticipated benefits of any proposed or recent acquisitions; the impact of tariffs, the adoption of trade restrictions affecting our products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; our ability to implement our stock repurchase program or that it will enhance long-term stockholder value; and the impact of adverse developments affecting the financial services industry, including events or concerns involving liquidity, defaults or non-performance by financial institutions.

For more information regarding the risks and uncertainties for Aviat's business, see “Risk Factors” in Aviat's Form 10-K for the fiscal year ended June 30, 2023 filed with the U.S. Securities and Exchange Commission (“SEC”) on August 30, 2023, as well as other reports filed by Aviat with the SEC from time to time. Aviat undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Investor Relations:
Andrew Fredrickson
Director, Corporate Development & Investor Relations
Phone: (408) 501-6214
Email: andrew.fredrickson@aviatnet.com

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2024 Second Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
(In thousands, except per share amounts)	December 29, 2023	December 30, 2022	December 29, 2023	December 30, 2022
Revenues:
Product sales	$66,392	$65,561	$125,937	$120,662
Services	28,644	25,122	56,665	51,272
Total revenues	95,036	90,683	182,602	171,934
Cost of revenues:
Product sales	37,671	40,569	73,984	75,822
Services	20,535	17,894	39,936	34,438
Total cost of revenues	58,206	58,463	113,920	110,260
Gross margin	36,830	32,220	68,682	61,674
Operating expenses:
Research and development	8,394	6,047	14,818	12,134
Selling and administrative	21,442	16,567	40,679	34,071
Restructuring charges	2,000	928	2,644	2,878
Total operating expenses	31,836	23,542	58,141	49,083
Operating income	4,994	8,678	10,541	12,591
Other (income) expense, net	(243)	(460)	658	2,322
Income before income taxes	5,237	9,138	9,883	10,269
Provision for income taxes	2,347	3,092	2,988	6,969
Net income	$2,890	$6,046	$6,895	$3,300

Net income per share of common stock outstanding:
Basic	$0.24	$0.53	$0.59	$0.29
Diluted	$0.24	$0.51	$0.57	$0.28
Weighted-average shares outstanding:
Basic	12,001	11,347	11,788	11,273
Diluted	12,229	11,805	12,093	11,795

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2024 Second Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	December 29, 2023	June 30, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$45,914	$22,242
Accounts receivable, net of allowances of $1,167 and $719	149,919	101,653
Unbilled receivables	77,176	58,588
Inventories	66,784	33,057
Other current assets	27,168	22,164
Total current assets	366,961	237,704
Property, plant and equipment, net	9,441	9,452
Goodwill	5,653	5,112
Intangible assets, net	15,735	9,046
Deferred income taxes	86,108	86,650
Right of use assets	3,107	2,554
Other assets	13,102	13,978
Total long-term assets	133,146	126,792
Total assets	$500,107	$364,496
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$67,382	$60,141
Accrued expenses	33,716	24,442
Short-term lease liabilities	777	610
Advance payments and unearned revenue	54,984	44,268
Restructuring liabilities	1,532	600
Other current liabilities	22,928	—
Current portion of long-term debt	2,395	—
Total current liabilities	183,714	130,061
Long-term debt	47,151	—
Unearned revenue	8,039	7,416
Long-term lease liabilities	2,518	2,140
Other long-term liabilities	391	314
Reserve for uncertain tax positions	3,866	3,975
Deferred income taxes	492	492
Total liabilities	246,171	144,398
Commitments and contingencies
Stockholder’s equity:
Preferred stock	—	—
Common stock	125	115
Treasury stock	(6,479)	(6,147)
Additional paid-in-capital	856,735	830,048
Accumulated deficit	(581,019)	(587,914)
Accumulated other comprehensive loss	(15,426)	(16,004)
Total stockholders’ equity	253,936	220,098
Total liabilities and stockholders’ equity	$500,107	$364,496

AVIAT NETWORKS, INC.
Fiscal Year 2024 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating income, provision for or benefit from income taxes, net income, net income per share, and adjusted income before interest, tax, depreciation and amortization (Adjusted EBITDA), in each case, adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.
1We have not reconciled Adjusted EBITDA guidance to its corresponding GAAP measure due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to merger and acquisition costs and share-based compensation. In particular, share-based compensation expense is affected by future hiring, turnover, and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to change. Accordingly, reconciliations of forward-looking Adjusted EBITDA are not available without unreasonable effort.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2024 Second Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended				Six Months Ended
	December 29, 2023	% of Revenue	December 30, 2022	% of Revenue	December 29, 2023	% of Revenue	December 30, 2022	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross margin	$36,830	38.8%	$32,220	35.5%	$68,682	37.6%	$61,674	35.9%
Share-based compensation	1		166		184		338
Merger and acquisition related expense	66		—		109		—
Non-GAAP gross margin	36,897	38.8%	32,386	35.7%	68,975	37.8%	62,012	36.1%

GAAP research and development expenses	$8,394	8.8%	$6,047	6.7%	$14,818	8.1%	$12,134	7.1%
Share-based compensation	(151)		(137)		(297)		(272)
Non-GAAP research and development expenses	8,243	8.7%	5,910	6.5%	14,521	8.0%	11,862	6.9%

GAAP selling and administrative expenses	$21,442	22.6%	$16,567	18.3%	$40,679	22.3%	$34,071	19.8%
Share-based compensation	(1,673)		(1,356)		(3,178)		(2,887)
Merger and acquisition related expense	(3,723)		(104)		(6,394)		(1,620)
Non-GAAP selling and administrative expenses	16,046	16.9%	15,107	16.7%	31,107	17.0%	29,564	17.2%

GAAP operating income	$4,994	5.3%	$8,678	9.6%	$10,541	5.8%	$12,591	7.3%
Share-based compensation	1,825		1,659		3,659		3,497
Merger and acquisition related expense	3,789		104		6,503		1,620
Restructuring charges	2,000		928		2,644		2,878
Non-GAAP operating income	12,608	13.3%	11,369	12.5%	23,347	12.8%	20,586	12.0%

GAAP income tax provision	$2,347	2.5%	$3,092	3.4%	$2,988	1.6%	$6,969	4.1%
Adjustment to reflect pro forma tax rate	(2,047)		(2,792)		(2,388)		(6,369)
Non-GAAP income tax provision	300	0.3%	300	0.3%	600	0.3%	600	0.3%

GAAP net income	$2,890	3.0%	$6,046	6.7%	$6,895	3.8%	$3,300	1.9%
Share-based compensation	1,825		1,659		3,659		3,497
Merger and acquisition related expense	3,789		104		6,503		1,620
Restructuring charges	2,000		928		2,644		2,878
Other (income) expense, net	(637)		(425)		165		2,234
Adjustment to reflect pro forma tax rate	2,047		2,792		2,388		6,369
Non-GAAP net income	$11,914	12.5%	$11,104	12.2%	$22,254	12.2%	$19,898	11.6%

Diluted net income per share:
GAAP	$0.24		$0.51		$0.57		$0.28
Non-GAAP	$0.97		$0.94		$1.84		$1.69

Shares used in computing net income per share
GAAP	12,229		11,805		12,093		11,795
Non-GAAP	12,229		11,805		12,093		11,795

Adjusted EBITDA:
GAAP net income	$2,890	3.0%	$6,046	6.7%	$6,895	3.8%	$3,300	1.9%
Depreciation and amortization of property, plant and equipment and intangible assets	1,140		1,545		2,484		3,013
Other (income) expense, net	(243)		(460)		658		2,322
Share-based compensation	1,825		1,659		3,659		3,497
Merger and acquisition related expense	3,789		104		6,503		1,620
Restructuring charges	2,000		928		2,644		2,878
Provision for income taxes	2,347		3,092		2,988		6,969
Adjusted EBITDA	$13,748	14.5%	$12,914	14.2%	$25,831	14.1%	$23,599	13.7%

(1)	The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP net income excluded share-based compensation, and other non-recurring charges (recovery). Adjusted EBITDA was determined by excluding depreciation and amortization on property, plant and equipment, interest, provision for or benefit from income taxes, and non-GAAP pre-tax adjustments, as set forth above, from GAAP net income. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2024 Second Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Months Ended		Six Months Ended
	December 29, 2023	December 30, 2022	December 29, 2023	December 30, 2022
(In thousands)
North America	$51,326	$52,049	$106,834	$100,897
International:
Africa and the Middle East	14,502	14,135	24,455	25,119
Europe	5,578	5,334	10,830	9,834
Latin America and Asia Pacific	23,630	19,165	40,483	36,084
Total international	43,710	38,634	75,768	71,037
Total revenue	$95,036	$90,683	$182,602	$171,934